SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 30, 2003
(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact name of Registrant as specified in its charter)

Cayman Islands, B.W.I. (State of incorporation or organization)	0-25248 (Commission File No.)	Not Applicable (IRS Employer Identification No.)

Trafalgar Place, West Bay Road
P.O. Box 1114 GT
Grand Cayman, Cayman Islands, B.W.I.
(Address of principal executive offices)

(345) 945-4277
(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

     On July 30, 2003, Consolidated Water Co. Ltd. (the “Company”) completed the purchase of an additional 13.5% of the stock of Waterfields Company Limited (“Waterfields”) owned by Bacardi & Co. Ltd. (“Bacardi”) for approximately U.S.$1.4 million, thereby bringing the Company’s total equity ownership in Waterfields to approximately 26.2%. As part of the transaction, Bacardi also assigned to the Company a management agreement between Waterfields and Bacardi. Waterfields owns and operates a reverse osmosis seawater desalination plant and sells desalinated water on a take or pay basis to the Water & Sewerage Corporation of the Bahamas, which in turn distributes the water to customers via its own pipeline.

     In addition to the transaction with Bacardi, the Company has also received acceptance notices, representing an additional approximately 64.7% of Waterfields’ outstanding stock, through a tender offer conducted outside the United States. The Company intends to complete these purchases for approximately U.S.$6.7 million by August 31, 2003.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

EXHIBIT INDEX

Exhibit	Exhibit Description

99.1	Press Release announcing the Company’s acquisition of an additional 13.5% equity interest in Waterfields.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

By: /s/ Jeffrey M. Parker

Name: Jeffrey M. Parker Title: Chief Executive Officer

Date: July 30, 2003

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EXHIBIT INDEX

Exhibit	Description

99.1	Press Release announcing the Company’s acquisition of an additional 13.5% equity interest in Waterfields.

4